Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Larry Magnesen (Media)	FOR IMMEDIATE RELEASE
	(513) 534-8055	April 24, 2018

FIFTH THIRD ANNOUNCES FIRST QUARTER 2018 NET INCOME TO COMMON SHAREHOLDERS OF

$689 MILLION, OR $0.97 PER DILUTED SHARE

•	1Q18 net income available to common shareholders of $689 million, or $0.97 per diluted common share

•	Results included a net positive $0.40 impact on reported 1Q18 EPS:

•	$414 million pre-tax (~$327 million after-tax)(a) step-up gain included in other noninterest income from the Vantiv merger with Worldpay

•	$39 million pre-tax (~$31 million after-tax)(a) charge to other noninterest income related to the valuation of the Visa total return swap

•	$8 million pre-tax (~$6 million after-tax)(a) impairment charge to other noninterest income related to an assessment of the branch network which is expected to result in a 9 branch reduction by 3Q18

•	$8 million pre-tax (~$6 million after-tax)(a) charge to other noninterest expense from an adjustment to litigation reserves

•	Reported net interest income (NII) of $996 million; taxable equivalent NII of $999 million(b), up 4% from 4Q17 (or up 1% excluding 4Q17 lease remeasurement)(b) and up 6% from 1Q17 (or up 8% excluding 1Q17 card remediation impact)(b)

•	Taxable equivalent net interest margin (NIM) of 3.18%(b), up 16 bps from 4Q17 (or up 8 bps excluding 4Q17 lease remeasurement)(b) and up 16 bps from 1Q17 (or up 20 bps excluding 1Q17 card remediation impact)(b)

•	Average portfolio loans and leases of $92.3 billion, flat from both 4Q17 and from 1Q17

•	Noninterest income of $909 million, compared with $577 million in 4Q17 and $523 million in 1Q17; performance primarily driven by the Worldpay step-up gain previously noted

•	Noninterest expense of $1.046 billion, down 3% from 4Q17 and up 6% from 1Q17

•	Net charge-offs (NCOs) of $81 million, up $5 million from 4Q17 and down $8 million from 1Q17; NCO ratio of 0.36% compared to 0.33% in 4Q17 and 0.40% in 1Q17

•	Portfolio nonperforming asset (NPA) ratio of 0.55%, up 2 bps from 4Q17 and down 24 bps from 1Q17

•	1Q18 provision expense of $23 million compared to $67 million in 4Q17 and $74 million in 1Q17

•	Common equity Tier 1 (CET1)(c) ratio of 10.82%

•	Tangible common equity ratio of 8.89%(b); 9.14% excluding unrealized gains/losses(b)

•	Book value per share of $21.68, flat from 4Q17 and up 8% from 1Q17; tangible book value per share(b) of $18.05 flat from 4Q17 and up 7% from 1Q17

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2018 net income of $704 million versus net income of $509 million in the fourth quarter of 2017 and $305 million in the first quarter of 2017. After preferred dividends, net income available to common shareholders was $689 million, or $0.97 per diluted share, in the first quarter of 2018, compared with $486 million, or $0.67 per diluted share, in the fourth quarter of 2017, and $290 million, or $0.38 per diluted share, in the first quarter of 2017.

Earnings Highlights

	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Income Statement Data ($ in millions)
Net income attributable to Bancorp	$704	$509	$1,014	$367	$305	38%	131%
Net income available to common shareholders	$689	$486	$999	$344	$290	42%	138%

Earnings Per Share Data
Average common shares outstanding (in thousands):
Basic	689,820	703,372	721,280	741,401	747,668	(2%)	(8%)
Diluted	704,101	716,908	733,285	752,328	760,809	(2%)	(7%)
Earnings per share, basic	$0.99	$0.68	$1.37	$0.46	$0.38	46%	161%
Earnings per share, diluted	0.97	0.67	1.35	0.45	0.38	45%	155%

Common Share Data
Cash dividends per common share	$0.16	$0.16	$0.16	$0.14	$0.14	—	14%
Book value per share	21.68	21.67	21.30	20.42	20.13	—	8%
Tangible book value per share(b)	18.05	18.10	17.86	17.11	16.89	—	7%
Common shares outstanding (in thousands)	684,942	693,805	705,474	738,873	750,145	(1%)	(9%)

Financial Ratios						bps Change

Return on average assets	2.02%	1.43%	2.85%	1.05%	0.88%	59	114
Return on average common equity	18.6	12.7	25.6	9.0	7.8	590	1080
Return on average tangible common equity(b)	22.4	15.2	30.4	10.7	9.3	720	1310
CET1 capital(c)	10.82	10.61	10.59	10.63	10.76	21	6
Tier I risk-based capital(c)	11.95	11.74	11.72	11.76	11.90	21	5
Net interest margin (taxable equivalent)(b)	3.18	3.02	3.07	3.01	3.02	16	16
Efficiency (taxable equivalent)(b)	54.8	69.7	38.4	63.4	67.4	(1490)	(1260)

“Our first quarter results were strong and reflected the repositioning of our balance sheet over the last 24 months to improve the resiliency of our earnings. Our balance sheet continues to strengthen as evidenced by improving credit quality, strong capital ratios and the level of asset sensitivity which positions us well in the current rate environment,” said Greg D. Carmichael, Chairman, President and CEO of Fifth Third Bancorp.

“Expenses were well managed while we continued to invest in our strategic initiatives. We remain focused on driving improved shareholder returns and achieving our long term profitability targets.”

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Condensed Statements of Income
Taxable equivalent net interest income(b)	$999	$963	$977	$945	$939	4%	6%
Provision for loan and lease losses	23	67	67	52	74	(66%)	(69%)
Total noninterest income	909	577	1,561	564	523	58%	74%
Total noninterest expense	1,046	1,073	975	957	986	(3%)	6%

Taxable equivalent income before income taxes (b)	$839	$400	$1,496	$500	$402	110%	109%

Taxable equivalent adjustment	3	7	7	6	6	(57%)	(50%)
Applicable income tax expense (benefit)	132	(116)	475	127	91	(214%)	45%

Net income	$704	$509	$1,014	$367	$305	38%	131%
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	NM	NM

Net income attributable to Bancorp	$704	$509	$1,014	$367	$305	38%	131%
Dividends on preferred stock	15	23	15	23	15	(35%)	—

Net income available to common shareholders	$689	$486	$999	$344	$290	42%	138%

Earnings per share, diluted	$0.97	$0.67	$1.35	$0.45	$0.38	45%	155%

Net Interest Income

(Taxable equivalent basis; $ in millions)(b)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Interest Income
Total interest income	$1,209	$1,151	$1,159	$1,112	$1,092	5%	11%
Total interest expense	210	188	182	167	153	12%	37%

Net interest income (NII)	$999	$963	$977	$945	$939	4%	6%

Average Yield						bps Change
Yield on interest-earning assets	3.85%	3.61%	3.64%	3.54%	3.51%	24	34
Adjusted yield on interest-earning assets	3.85%	3.69%	3.64%	3.54%	3.51%	16	34
Rate paid on interest-bearing liabilities	0.97%	0.88%	0.85%	0.79%	0.73%	9	24

Ratios
Net interest rate spread	2.88%	2.73%	2.79%	2.75%	2.78%	15	10
Net interest margin (NIM)	3.18%	3.02%	3.07%	3.01%	3.02%	16	16
Adjusted NIM	3.18%	3.10%	3.07%	3.01%	2.98%	8	20

Average Balances						% Change
Loans and leases, including held for sale	$92,869	$92,865	$92,617	$92,653	$92,791	—	—
Total securities and other short-term investments	34,677	33,756	33,826	33,481	33,177	3%	5%
Total interest-earning assets	127,546	126,621	126,443	126,134	125,968	1%	1%
Total interest-bearing liabilities	87,607	84,820	85,328	85,320	84,890	3%	3%
Bancorp shareholders’ equity	16,313	16,493	16,820	16,615	16,429	(1%)	(1%)

Taxable equivalent NII of $999 million in the first quarter of 2018 increased $36 million, or 4 percent, from the prior quarter. The prior quarter’s results were negatively impacted by a $27 million leveraged lease remeasurement. Excluding the impact of the remeasurement, taxable equivalent NII in the first quarter of 2018 was up $9 million, or 1 percent, from the prior quarter, reflecting higher short-term market rates, partially offset by a lower day count. Taxable equivalent NIM of 3.18 percent in the first quarter of 2018 increased 16 bps from the prior quarter. Excluding the lease remeasurement, taxable equivalent NIM increased 8 bps from the prior quarter’s adjusted NIM, primarily driven by higher short-term market rates and a lower day count.

Compared to the first quarter of 2017, taxable equivalent NII increased $60 million, or 6 percent, from the first quarter of 2017. The first quarter of 2017 results were positively impacted by a $12 million reversal of a previously-estimated charge for refunds to certain bankcard customers. Excluding the card remediation impact, taxable equivalent NII in the first quarter of 2018 was up $72 million, or 8 percent, from the first quarter of 2017, reflecting higher short-term rates and an increase in investment portfolio balances. Taxable equivalent NIM increased 16 bps from the first quarter of 2017, primarily driven by higher short-term market rates, partially offset by the aforementioned card remediation impact. Excluding this impact, the taxable equivalent NIM increased 20 bps from the first quarter of 2017.

Securities

Average securities and other short-term investments were $34.7 billion in the first quarter of 2018 compared to $33.8 billion in the previous quarter and $33.2 billion in the first quarter of 2017. Average available-for-sale debt and other securities of $32.2 billion in the first quarter of 2018 were up $917 million, or 3 percent, sequentially and up $937 million, or 3 percent, from the first quarter of 2017.

Loans

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,782	$41,438	$41,302	$41,601	$41,854	1%	—
Commercial mortgage loans	6,582	6,751	6,807	6,845	6,941	(3%)	(5%)
Commercial construction loans	4,671	4,660	4,533	4,306	3,987	—	17%
Commercial leases	3,960	4,016	4,072	4,036	3,901	(1%)	2%

Total commercial loans and leases	$56,995	$56,865	$56,714	$56,788	$56,683	—	1%

Consumer loans:
Residential mortgage loans	$15,575	$15,590	$15,523	$15,417	$15,200	—	2%
Home equity	6,889	7,066	7,207	7,385	7,581	(3%)	(9%)
Automobile loans	9,064	9,175	9,267	9,410	9,786	(1%)	(7%)
Credit card	2,224	2,202	2,140	2,080	2,141	1%	4%
Other consumer loans	1,587	1,352	1,055	892	755	17%	110%

Total consumer loans	$35,339	$35,385	$35,192	$35,184	$35,463	—	—

Total average portfolio loans and leases	$92,334	$92,250	$91,906	$91,972	$92,146	—	—

Average loans held for sale	$535	$615	$711	$681	$645	(13%)	(17%)

Average portfolio loan and lease balances were flat sequentially and year-over-year. Sequential performance was primarily driven by increases in commercial and industrial (C&I) and other consumer loans, offset by decreases in home equity and commercial real estate loans. Year-over-year performance was primarily driven by increases in other consumer loans and residential mortgage loans, offset by decreases in automobile and home equity loans. Period end portfolio loans and leases of $92.0 billion were flat sequentially and year-over-year.

Average commercial portfolio loan and lease balances were flat sequentially, and increased 1 percent from the first quarter of 2017. Sequential performance was primarily driven by an increase in C&I loans reflecting growth within industry verticals, offset by a decrease in commercial real estate loans. Within commercial real estate, commercial mortgage balances decreased 3 percent and commercial construction balances were flat sequentially. Year-over-year performance was primarily driven by an increase in commercial real estate loans. Period end commercial line utilization of 35 percent compared to 34 percent in the fourth quarter of 2017 and 34 percent in the first quarter of 2017.

Average consumer portfolio loan and lease balances were flat sequentially and year-over-year. Sequential performance was primarily driven by an increase in other consumer loans, offset by a decline in home equity and automobile loan balances. Year-over-year performance was primarily driven by an increase in other consumer loans and residential mortgage loans, offset by lower automobile and home equity loan balances.

Deposits

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Average Deposits
Demand	$33,825	$35,519	$34,850	$34,915	$35,084	(5%)	(4%)
Interest checking	28,403	26,992	25,765	26,014	26,760	5%	6%
Savings	13,546	13,593	13,889	14,238	14,117	—	(4%)
Money market	20,750	20,023	20,028	20,278	20,603	4%	1%
Foreign office(d)	494	323	395	380	454	53%	9%

Total transaction deposits	$97,018	$96,450	$94,927	$95,825	$97,018	1%	—
Other time	3,856	3,792	3,722	3,745	3,827	2%	1%

Total core deposits	$100,874	$100,242	$98,649	$99,570	$100,845	1%	—
Certificates - $100,000 and over	2,284	2,429	2,625	2,623	2,579	(6%)	(11%)
Other	379	119	560	264	162	218%	134%

Total average deposits	$103,537	$102,790	$101,834	$102,457	$103,586	1%	—

Average core deposits increased 1 percent sequentially and were flat year-over-year. Average transaction deposits increased 1 percent sequentially and were flat compared with the first quarter of 2017. The sequential performance was primarily driven by increases in commercial interest checking deposits and consumer money market account balances, partially offset by lower commercial demand deposit account balances. Year-over-year performance was primarily driven by higher consumer money market account balances and commercial interest checking deposits, offset by lower commercial demand deposit account balances and commercial money market account balances. Other time deposits increased by 2 percent sequentially and 1 percent year-over-year.

Average total commercial transaction deposits of $43 billion decreased 2 percent sequentially and decreased 3 percent from the first quarter of 2017. Average total consumer transaction deposits of $54 billion increased 2 percent sequentially and increased 3 percent from the first quarter of 2017.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,284	$2,429	$2,625	$2,623	$2,579	(6%)	(11%)
Other deposits	379	119	560	264	162	218%	134%
Federal funds purchased	692	602	675	311	639	15%	8%
Other short-term borrowings	2,423	2,316	4,212	4,194	1,893	5%	28%
Long-term debt	14,780	14,631	13,457	13,273	13,856	1%	7%

Total average wholesale funding	$20,558	$20,097	$21,529	$20,665	$19,129	2%	7%

Average wholesale funding of $20.6 billion increased $461 million, or 2 percent, sequentially and increased $1.4 billion, or 7 percent, from the first quarter of 2017. The sequential and year-over-year increase in wholesale funding reflected the increase in interest-earning assets.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$137	$138	$138	$139	$138	(1%)	(1%)
Corporate banking revenue	88	77	101	101	74	14%	19%
Mortgage banking net revenue	56	54	63	55	52	4%	8%
Wealth and asset management revenue	113	106	102	103	108	7%	5%
Card and processing revenue	79	80	79	79	74	(1%)	7%
Other noninterest income	460	123	1,076	85	77	274%	497%
Securities gains (losses), net	(11)	1	—	—	—	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	(13)	(2)	2	2	—	550%	NM

Total noninterest income	$909	$577	$1,561	$564	$523	58%	74%

Noninterest income of $909 million increased $332 million sequentially and increased $386 million year-over-year. The sequential and year-over-year comparisons reflect the impact of the following items:

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	March 2018	December 2017	March 2017	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$909	$577	$523
Worldpay step-up gain	(414)	—	—
Valuation of Visa total return swap	39	11	13
Branch network impairment charge	8	—	—
Securities losses / (gains), net	11	(1)	—

Noninterest income excluding certain items(b)	$553	$587	$536	(6%)	3%

Excluding the items in the table above, noninterest income of $553 million decreased 6 percent from the previous quarter and increased 3 percent from the first quarter of 2017. The sequential performance was impacted by $44 million in revenue recognized from Worldpay related to the tax receivable agreement (TRA) and a $25 million lease remarketing impairment recognized in the fourth quarter of 2017. The year-over-year performance was impacted by a $31 million lease remarketing impairment recognized in the first quarter of 2017. Excluding these impacts, adjusted noninterest income decreased 3 percent sequentially and decreased 2 percent year-over-year, primarily due to lower equity method income resulting from Worldpay acquisition and integration costs.

Corporate banking revenue of $88 million was up 14 percent sequentially and up 19 percent year-over-year. The sequential and year-over-year increases were primarily driven by an increase in M&A advisory fees, as well as the aforementioned lease remarketing impairments recognized both in the fourth quarter of 2017 and first quarter of 2017. Excluding the impact of the lease impairments, corporate banking revenue decreased 14 percent sequentially and decreased 16 percent year-over-year, primarily driven by lower loan syndication fees and business lending fees.

Mortgage Banking Net Revenue

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Mortgage Banking Net Revenue
Origination fees and gains on loan sales	$24	$32	$40	$37	$29	(25%)	(17%)
Net mortgage servicing revenue:
Gross mortgage servicing fees	53	54	56	49	47	(2%)	13%
Net valuation adjustments on MSRs and free-standing derivatives purchased to economically hedge MSRs	(21)	(32)	(33)	(31)	(24)	(34%)	(13%)

Net mortgage servicing revenue	32	22	23	18	23	45%	39%

Total mortgage banking net revenue	$56	$54	$63	$55	$52	4%	8%

Mortgage banking net revenue was $56 million in the first quarter of 2018, up 4 percent from the fourth quarter of 2017 and up 8 percent from the first quarter of 2017. The sequential increase was driven by a lower negative impact from net valuation adjustments, partially offset by lower origination fees and gains on loan sales. The year-over-year increase was driven by higher gross mortgage servicing fees, partially offset by lower origination fees and gains on loan sales. Originations of $1.6 billion in the current quarter decreased 18 percent sequentially and decreased 19 percent from the first quarter of 2017.

Wealth and asset management revenue of $113 million increased 7 percent from the fourth quarter of 2017 and increased 5 percent from the first quarter of 2017. The sequential increase was primarily driven by seasonally strong tax-related private client service revenue. The year-over-year increase was primarily driven by higher personal asset management revenue.

Card and processing revenue of $79 million in the first quarter of 2018 decreased 1 percent sequentially and increased 7 percent year-over-year. The sequential decrease reflected seasonally lower credit card spend volume compared with the fourth quarter, largely offset by lower rewards costs. The year-over-year increase reflected higher credit spend volume and an increase in actively used cards.

Other noninterest income totaled $460 million in the first quarter of 2018, compared with $123 million in the previous quarter, and $77 million in the first quarter of 2017. As disclosed in the table on page 7, the reported results included the impact of the Worldpay step-up gain, valuation of the Visa total return swap, and the branch impairment charge. For the first quarter of 2018, excluding these items, other noninterest income of $93 million decreased $41 million, or 31 percent, from the fourth quarter of 2017 and increased $3 million, or 3 percent, from the first quarter of 2017. The sequential decrease was primarily due to the $44 million gain from the TRA in the fourth quarter of 2017. The year-over-year increase was primarily due to an increase in private equity investment income.

Net losses on investment securities were $11 million in the first quarter of 2018, compared with a net gain of $1 million in the fourth quarter of 2017 and no net gains/losses in the first quarter of 2017. Net losses on securities held as non-qualifying hedges for the MSR portfolio were $13 million in the first quarter of 2018 and $2 million in the fourth quarter of 2017.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	March 2018	December 2017	September 2017	June 2017	March 2017	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$447	$418	$407	$397	$411	7%	9%
Employee benefits	110	82	77	86	111	34%	(1%)
Net occupancy expense	75	74	74	70	78	1%	(4%)
Technology and communications	68	68	62	57	58	—	17%
Equipment expense	31	29	30	29	28	7%	11%
Card and processing expense	29	34	32	33	30	(15%)	(3%)
Other noninterest expense	286	368	293	285	270	(22%)	6%

Total noninterest expense	$1,046	$1,073	$975	$957	$986	(3%)	6%

Noninterest expense of $1.046 billion decreased $27 million, or 3 percent, compared with the fourth quarter of 2017, and increased $60 million, or 6 percent, compared with the first quarter of 2017. Excluding the $8 million litigation reserve charge discussed on page 1, as well as the items related to the Tax Cuts and Jobs Act recognized in the fourth quarter of 2017, noninterest expense increased $63 million, or 6 percent. The sequential increase primarily reflected seasonally higher compensation-related expenses, as well as an increase in the amortization of affordable housing investments primarily resulting from the Tax Cuts and Jobs Act. The year-over-year increase was primarily driven by higher base compensation and technology and communications expense.

Summary of Credit Loss Experience

($ in millions)	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Net losses charged-off
Commercial and industrial loans	($28)	($32)	($27)	($18)	($36)
Commercial mortgage loans	(1)	1	(3)	(5)	(5)
Commercial leases	—	(1)	—	(1)	(1)
Residential mortgage loans	(3)	(1)	1	(2)	(5)
Home equity	(5)	(4)	(3)	(5)	(6)
Automobile loans	(11)	(10)	(8)	(6)	(11)
Credit card	(25)	(20)	(20)	(22)	(22)
Other consumer loans and leases	(8)	(9)	(8)	(5)	(3)

Total net losses charged-off	($81)	($76)	($68)	($64)	($89)

Total losses charged-off	($103)	($94)	($85)	($95)	($107)
Total recoveries of losses previously charged-off	22	18	17	31	18

Total net losses charged-off	($81)	($76)	($68)	($64)	($89)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases	0.36%	0.33%	0.29%	0.28%	0.40%
Commercial	0.21%	0.22%	0.21%	0.17%	0.29%
Consumer	0.60%	0.51%	0.43%	0.46%	0.56%

Net charge-offs were $81 million, or 36 bps of average portfolio loans and leases on an annualized basis, in the first quarter of 2018 compared with net charge-offs of $76 million, or 33 bps, in the fourth quarter of 2017 and $89 million, or 40 bps, in the first quarter of 2017.

Commercial net charge-offs of $29 million, or 21 bps, decreased $3 million sequentially. This primarily reflected a $4 million decrease in net charge-offs of C&I loans, partially offset by a $2 million increase in net charge-offs of commercial mortgage loans.

Consumer net charge-offs of $52 million, or 60 bps, increased $8 million sequentially. This primarily reflected a $5 million increase in net charge-offs on credit card loans.

($ in millions)	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,196	$1,205	$1,226	$1,238	$1,253
Total net losses charged-off	(81)	(76)	(68)	(64)	(89)
Provision for loan and lease losses	23	67	67	52	74
Deconsolidation of a variable interest entity	—	—	(20)	—	—

Allowance for loan and lease losses, ending	$1,138	$1,196	$1,205	$1,226	$1,238

Reserve for unfunded commitments, beginning	$161	$157	$162	$159	$161
Provision for unfunded commitments	(10)	4	(5)	3	(2)

Reserve for unfunded commitments, ending	$151	$161	$157	$162	$159

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,138	$1,196	$1,205	$1,226	$1,238
Reserve for unfunded commitments	151	161	157	162	159

Total allowance for credit losses	$1,289	$1,357	$1,362	$1,388	$1,397
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.24%	1.30%	1.31%	1.34%	1.35%
As a percent of nonperforming portfolio loans and leases(e)	252%	274%	238%	200%	188%
As a percent of nonperforming portfolio assets(e)	226%	245%	217%	185%	172%

The provision for loan and lease losses totaled $23 million in the first quarter of 2018, and decreased $44 million sequentially, reflecting continued low levels of net charge-offs and an improvement in criticized assets. Provision expense decreased $51 million from the first quarter of 2017.

As of quarter end, the allowance for loan and lease loss ratio represented 1.24 percent of total portfolio loans and leases outstanding, compared with 1.30 percent last quarter, and represented 252 percent of nonperforming loans and leases, and 226 percent of nonperforming assets.

($ in millions)	As of
	March 2018	December 2017	September 2017	June 2017	March 2017
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$155	$144	$144	$225	$251
Commercial mortgage loans	9	12	14	15	21
Commercial leases	4	—	1	1	—
Residential mortgage loans	16	17	19	19	21
Home equity	55	56	56	52	53
Other consumer loans and leases	1	—	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$240	$229	$234	$312	$346
Nonaccrual restructured portfolio commercial loans and leases(f)	154	150	214	244	251
Nonaccrual restructured portfolio consumer loans and leases	58	58	58	58	60

Total nonaccrual portfolio loans and leases	$452	$437	$506	$614	$657
Repossessed property	9	9	10	11	14
OREO	43	43	39	37	50

Total nonperforming portfolio assets(e)	$504	$489	$555	$662	$721
Nonaccrual loans held for sale	5	5	18	7	7
Nonaccrual restructured loans held for sale	19	1	2	1	2

Total nonperforming assets	$528	$495	$575	$670	$730

Restructured portfolio consumer loans and leases (accrual)	$916	$927	$929	$933	$950
Restructured portfolio commercial loans and leases (accrual)(f)	$249	$249	$232	$224	$277

Total loans and leases 30-89 days past due (accrual)	$299	$280	$252	$190	$180
Total loans and leases 90 days past due (accrual)	$107	$97	$77	$75	$75
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(e)	0.49%	0.48%	0.55%	0.67%	0.72%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.55%	0.53%	0.60%	0.72%	0.79%

Total nonperforming portfolio assets increased $15 million, or 3 percent, from the previous quarter to $504 million. Portfolio nonperforming loans and leases (NPLs) at quarter end increased $15 million from the previous quarter to $452 million. NPLs as a percent of total loans, leases and OREO at quarter end increased 1 bps from the previous quarter to 0.49 percent.

Commercial portfolio NPLs increased $16 million from last quarter to $322 million, or 0.57 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs decreased $1 million from last quarter to $130 million, or 0.37 percent of consumer portfolio loans, leases and OREO.

OREO balances were flat from the prior quarter at $43 million, and included $18 million in commercial OREO and $25 million in consumer OREO. Repossessed personal property was flat from the prior quarter at $9 million.

Loans over 90 days past due and still accruing increased $10 million from the fourth quarter of 2017 at $107 million. Loans 30-89 days past due of $299 million increased $19 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	11.52%	11.69%	11.93%	11.84%	11.72%
Tangible equity(b)	10.09%	9.90%	9.84%	9.98%	10.12%
Tangible common equity (excluding unrealized gains/losses)(b)	9.14%	8.94%	8.89%	9.02%	9.15%
Tangible common equity (including unrealized gains/losses)(b)	8.89%	8.99%	9.00%	9.12%	9.20%

Regulatory Capital and Liquidity Ratios
CET1 capital(c)	10.82%	10.61%	10.59%	10.63%	10.76%
Tier I risk-based capital(c)	11.95%	11.74%	11.72%	11.76%	11.90%
Total risk-based capital(c)	15.29%	15.16%	15.16%	15.22%	15.45%
Tier I leverage	10.11%	10.01%	9.97%	10.07%	10.15%
Modified liquidity coverage ratio (LCR)	113%	129%	124%	115%	119%

Capital ratios remained strong and increased during the quarter. The CET1 ratio was 10.82 percent, the tangible common equity to tangible assets ratio(b) was 9.14 percent (excluding unrealized gains/losses), and 8.89 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.95 percent, the Total risk-based capital ratio was 15.29 percent, and the Tier I leverage ratio was 10.11 percent.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On February 12, 2018, Fifth Third initially settled a $318 million share repurchase agreement, including $283 million of repurchases that were part of Fifth Third’s 2017 CCAR Capital Plan, as well as an additional de minimis repurchase of $35 million. The initial settlement reduced first quarter common shares outstanding by 8.7 million shares. On March 26, 2018, Fifth Third settled the forward contract. An additional 1.0 million shares were repurchased in connection with the completion of this agreement.

•	On March 19, 2018, Fifth Third settled the forward contract related to the December 19, 2017 $273 million share repurchase agreement. An additional 0.8 million shares were repurchased in connection with the completion of this agreement.

Based on the transactions noted above, common shares outstanding decreased by approximately 10.5 million shares in the first quarter of 2018 from the fourth quarter of 2017.

Tax Rate

The effective tax rate was 15.8 percent in the first quarter of 2018 compared with (29.8) percent in the fourth quarter of 2017 and 22.9 percent in the first quarter of 2017. The tax rate in the first quarter of 2018 was impacted by a $7 million tax benefit primarily associated with the exercise and vesting of employee equity awards.

Other

As of March 31, 2018, Fifth Third Bank owned approximately 15 million units representing a 4.9 percent interest in Vantiv Holding, LLC, convertible into shares of Worldpay, Inc., a publicly traded firm. Based upon Worldpay’s closing price of $82.24 on March 31, 2018, our interest in Worldpay was valued at approximately $1.3 billion. The difference between the market value and the book value of Fifth Third’s interest in Worldpay’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately May 8, 2018 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 2496576#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2018, the Company had $142 billion in assets and operates 1,153 full-service Banking Centers, and 2,459 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to more than 54,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. As of March 31, 2018, Fifth Third also had a 4.9% interest in Vantiv Holding, LLC, a subsidiary of Worldpay, Inc. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2018, had $363 billion in assets under care, of which it managed $37 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Assumes a 21% tax rate.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 28.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets. Current period regulatory capital ratios are estimated.
(d)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.
(e)	Excludes nonaccrual loans held for sale.
(f)	As of June 30, 2017 and March 31, 2017, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.

FORWARD-LOOKING STATEMENTS

This release contains or incorporates statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this release or in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) regulatory objections to Fifth Third’s resolution plan; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) changes in LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of Vantiv Holding, LLC, a subsidiary of Worldpay, Inc. or other investments or acquired entities; (39) difficulties from or changes in Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC, a subsidiary of Worldpay, Inc.; (40) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (41) inaccuracies or other failures from the use of models; (42) effects of critical accounting policies and judgments or the use of inaccurate estimates; (43) weather related events or other natural disasters; and (44) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of these non-GAAP measures and reconciliation to the most directly comparable GAAP measures beginning on page 28.

# # #

Quarterly Financial Review for March 31, 2018

Table of Contents

Financial Highlights	16-17
Consolidated Statements of Income	18
Consolidated Balance Sheets	19-20
Consolidated Statements of Changes in Equity	21
Average Balance Sheet and Yield Analysis	22-23
Summary of Loans and Leases	24
Regulatory Capital	25
Summary of Credit Loss Experience	26
Asset Quality	27
Regulation G Non-GAAP Reconciliation	28-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change
	March 2018	December 2017	March 2017	Seq	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(c)	$999	$963	$939	4%	6%
Noninterest income	909	577	523	58%	74%
Taxable equivalent total revenue	1,908	1,540	1,462	24%	31%
Provision for loan and lease losses	23	67	74	(66%)	(69%)
Noninterest expense	1,046	1,073	986	(3%)	6%
Net income attributable to Bancorp	704	509	305	38%	131%
Net income available to common shareholders	689	486	290	42%	138%

Earnings Per Share Data
Net income allocated to common shareholders	681	482	286	41%	138%
Average common shares outstanding (in thousands):
Basic	689,820	703,372	747,668	(2%)	(8%)
Diluted	704,101	716,908	760,809	(2%)	(7%)
Earnings per share, basic	$0.99	$0.68	$0.38	46%	161%
Earnings per share, diluted	0.97	0.67	0.38	45%	155%

Common Share Data
Cash dividends per common share	0.16	0.16	0.14	—	14%
Book value per share	21.68	21.67	20.13	—	8%
Market value per share	31.75	30.34	25.40	5%	25%
Common shares outstanding (in thousands)	684,942	693,805	750,145	(1%)	(9%)
Market capitalization	$21,747	$21,050	$19,054	3%	14%

Financial Ratios
Return on average assets	2.02%	1.43%	0.88%	59	114
Return on average common equity	18.6%	12.7%	7.8%	590	1080
Return on average tangible common equity(a)(c)	22.4%	15.2%	9.3%	720	1310
Noninterest income as a percent of total revenue	48%	37%	36%	1100	1200
Dividend payout ratio	16.2%	23.5%	36.8%	(730)	(2060)
Average total Bancorp shareholders’ equity as a percent of average assets	11.52%	11.69%	11.72%	(17)	(20)
Tangible common equity(b)(c)	9.14%	8.94%	9.15%	20	(1)
Taxable equivalent net interest margin(c)	3.18%	3.02%	3.02%	16	16
Taxable equivalent efficiency ratio(c)	54.8%	69.7%	67.4%	(1490)	(1260)
Effective tax rate	15.8%	(29.8%)	22.9%	4560	(710)

Credit Quality
Net losses charged-off	$81	$76	$89	6%	(9%)
Net losses charged-off as a percent of average portfolio loans and leases	0.36%	0.33%	0.40%	3	(4)
ALLL as a percent of portfolio loans and leases	1.24%	1.30%	1.35%	(6)	(11)
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.40%	1.48%	1.52%	(8)	(12)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.55%	0.53%	0.79%	2	(24)

Average Balances
Loans and leases, including held for sale	$92,869	$92,865	$92,791	—	—
Total securities and other short-term investments	34,677	33,756	33,177	3%	5%
Total assets	141,565	141,055	140,140	—	1%
Transaction deposits(e)	97,018	96,450	97,018	1%	—
Core deposits(f)	100,874	100,242	100,845	1%	—
Wholesale funding(g)	20,558	20,097	19,129	2%	7%
Bancorp shareholders’ equity	16,313	16,493	16,429	(1%)	(1%)

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.82%	10.61%	10.76%	21	6
Tier I risk-based capital(i)	11.95%	11.74%	11.90%	21	5
Total risk-based capital(i)	15.29%	15.16%	15.45%	13	(16)
Tier I leverage	10.11%	10.01%	10.15%	10	(4)
Modified liquidity coverage ratio (LCR)	113%	129%	119%	(12%)	(5%)

Operations
Banking centers	1,153	1,154	1,155	—	—
ATMs	2,459	2,469	2,471	—	—
Full-time equivalent employees	18,344	18,125	17,763	1%	3%

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 28.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Income Statement Data
Taxable equivalent net interest income(c)	$999	$963	$977	$945	$939
Noninterest income	909	577	1,561	564	523
Taxable equivalent total revenue	1,908	1,540	2,538	1,509	1,462
Provision for loan and lease losses	23	67	67	52	74
Noninterest expense	1,046	1,073	975	957	986
Net income attributable to Bancorp	704	509	1,014	367	305
Net income available to common shareholders	689	486	999	344	290

Earnings Per Share Data
Net income allocated to common shareholders	$681	$482	$989	$340	$286
Average common shares outstanding (in thousands):
Basic	689,820	703,372	721,280	741,401	747,668
Diluted	704,101	716,908	733,285	752,328	760,809
Earnings per share, basic	$0.99	$0.68	$1.37	$0.46	0.38
Earnings per share, diluted	0.97	0.67	1.35	0.45	0.38

Common Share Data
Cash dividends per common share	$0.16	$0.16	$0.16	$0.14	$0.14
Book value per share	21.68	21.67	21.30	20.42	20.13
Market value per share	31.75	30.34	27.98	25.96	25.40
Common shares outstanding (in thousands)	684,942	693,805	705,474	738,873	750,145
Market capitalization	$21,747	$21,050	$19,739	$19,181	$19,054

Financial Ratios
Return on average assets	2.02%	1.43%	2.85%	1.05%	0.88%
Return on average common equity	18.6%	12.7%	25.6%	9.0%	7.8%
Return on average tangible common equity(a)(c)	22.4%	15.2%	30.4%	10.7%	9.3%
Noninterest income as a percent of total revenue	48%	37%	62%	37%	36%
Dividend payout ratio	16.2%	23.5%	11.7%	30.4%	36.8%
Average total Bancorp shareholders’ equity as a percent of average assets	11.52%	11.69%	11.93%	11.84%	11.72%
Tangible common equity(b)(c)	9.14%	8.94%	8.89%	9.02%	9.15%
Taxable equivalent net interest margin(c)	3.18%	3.02%	3.07%	3.01%	3.02%
Taxable equivalent efficiency ratio(c)	54.8%	69.7%	38.4%	63.4%	67.4%
Effective tax rate	15.8%	(29.8%)	31.9%	25.9%	22.9%

Credit Quality
Net losses charged-off	$81	$76	$68	$64	$89
Net losses charged-off as a percent of average portfolio loans and leases	0.36%	0.33%	0.29%	0.28%	0.40%
ALLL as a percent of portfolio loans and leases	1.24%	1.30%	1.31%	1.34%	1.35%
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.40%	1.48%	1.48%	1.52%	1.52%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.55%	0.53%	0.60%	0.72%	0.79%

Average Balances
Loans and leases, including held for sale	$92,869	$92,865	$92,617	$92,653	$92,791
Total securities and other short-term investments	34,677	33,756	33,826	33,481	33,177
Total assets	141,565	141,055	140,992	140,344	140,140
Transaction deposits(e)	97,018	96,450	94,927	95,825	97,018
Core deposits(f)	100,874	100,242	98,649	99,570	100,845
Wholesale funding(g)	20,558	20,097	21,529	20,665	19,129
Bancorp shareholders’ equity	16,313	16,493	16,820	16,615	16,429

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.82%	10.61%	10.59%	10.63%	10.76%
Tier I risk-based capital(i)	11.95%	11.74%	11.72%	11.76%	11.90%
Total risk-based capital(i)	15.29%	15.16%	15.16%	15.22%	15.45%
Tier I leverage	10.11%	10.01%	9.97%	10.07%	10.15%
Modified liquidity coverage ratio (LCR)	113%	129%	124%	115%	119%

Operations
Banking centers	1,153	1,154	1,155	1,157	1,155
ATMs	2,459	2,469	2,465	2,461	2,471
Full-time equivalent employees	18,344	18,125	17,797	17,744	17,763

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 28.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2018	December 2017	March 2017	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$938	$883	$839	6%	12%
Interest on securities	263	256	245	3%	7%
Interest on other short-term investments	5	5	2	—	150%

Total interest income	1,206	1,144	1,086	5%	11%

Interest Expense
Interest on deposits	95	80	59	19%	61%
Interest on federal funds purchased	2	2	1	—	100%
Interest on other short-term borrowings	8	6	3	50%	167%
Interest on long-term debt	105	100	90	5%	17%

Total interest expense	210	188	153	12%	37%

Net Interest Income	996	956	933	4%	7%

Provision for loan and lease losses	23	67	74	(66%)	(69%)

Net Interest Income After Provision for Loan and Lease Losses	973	889	859	9%	13%

Noninterest Income
Service charges on deposits	137	138	138	(1%)	(1%)
Corporate banking revenue	88	77	74	14%	19%
Mortgage banking net revenue	56	54	52	4%	8%
Wealth and asset management revenue	113	106	108	7%	5%
Card and processing revenue	79	80	74	(1%)	7%
Other noninterest income	460	123	77	274%	497%
Securities (losses) gains, net	(11)	1	—	NM	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(13)	(2)	—	550%	NM

Total noninterest income	909	577	523	58%	74%

Noninterest Expense
Salaries, wages and incentives	447	418	411	7%	9%
Employee benefits	110	82	111	34%	(1%)
Net occupancy expense	75	74	78	1%	(4%)
Technology and communications	68	68	58	—	17%
Equipment expense	31	29	28	7%	11%
Card and processing expense	29	34	30	(15%)	(3%)
Other noninterest expense	286	368	270	(22%)	6%

Total noninterest expense	1,046	1,073	986	(3%)	6%

Income Before Income Taxes	836	393	396	113%	111%
Applicable income tax expense (benefit)	132	(116)	91	NM	45%

Net Income	704	509	305	38%	131%
Less: Net income attributable to noncontrolling interests	—	—	—	NM	NM

Net Income Attributable to Bancorp	704	509	305	38%	131%
Dividends on preferred stock	15	23	15	(35%)	—

Net Income Available to Common Shareholders	$689	$486	$290	42%	138%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2018	December 2017	March 2017	Seq	Yr/Yr
Assets
Cash and due from banks	$2,038	$2,514	$2,205	(19%)	(8%)
Other short-term investments	1,747	2,753	1,644	(37%)	6%
Available-for-sale debt and other securities(a)	31,819	31,751	31,441	—	1%
Held-to-maturity securities(b)	23	24	26	(4%)	(12%)
Trading securities	571	492	328	16%	74%
Equity securities	418	439	451	(5%)	(7%)
Loans and leases held for sale	717	492	616	46%	16%
Portfolio loans and leases:
Commercial and industrial loans	41,635	41,170	41,074	1%	1%
Commercial mortgage loans	6,509	6,604	6,924	(1%)	(6%)
Commercial construction loans	4,766	4,553	4,283	5%	11%
Commercial leases	3,919	4,068	4,092	(4%)	(4%)
Residential mortgage loans	15,563	15,591	15,336	—	1%
Home equity	6,757	7,014	7,469	(4%)	(10%)
Automobile loans	9,018	9,112	9,572	(1%)	(6%)
Credit card	2,188	2,299	2,070	(5%)	6%
Other consumer loans	1,615	1,559	808	4%	100%

Portfolio loans and leases	91,970	91,970	91,628	—	—
Allowance for loan and lease losses	(1,138)	(1,196)	(1,238)	(5%)	(8%)

Portfolio loans and leases, net	90,832	90,774	90,390	—	—
Bank premises and equipment	1,966	2,003	2,052	(2%)	(4%)
Operating lease equipment	625	646	702	(3%)	(11%)
Goodwill	2,462	2,445	2,419	1%	2%
Intangible assets	30	27	11	11%	173%
Servicing rights	926	858	776	8%	19%
Other assets	7,326	6,975	7,139	5%	3%

Total Assets	$141,500	$142,193	$140,200	—	1%

Liabilities
Deposits:
Demand	$34,066	$35,276	$35,362	(3%)	(4%)
Interest checking	29,627	27,703	27,230	7%	9%
Savings	13,751	13,425	14,360	2%	(4%)
Money market	21,540	20,097	20,585	7%	5%
Foreign office	374	484	521	(23%)	(28%)
Other time	3,945	3,775	3,750	5%	5%
Certificates $100,000 and over	2,042	2,402	2,348	(15%)	(13%)
Other	116	—	—	NM	NM

Total deposits	105,461	103,162	104,156	2%	1%
Federal funds purchased	178	174	155	2%	15%
Other short-term borrowings	1,335	4,012	2,015	(67%)	(34%)
Accrued taxes, interest and expenses	1,104	1,412	1,655	(22%)	(33%)
Other liabilities	2,418	2,144	2,104	13%	15%
Long-term debt	14,800	14,904	13,658	(1%)	8%

Total Liabilities	125,296	125,808	123,743	—	1%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,828	2,790	2,803	1%	1%
Retained earnings	15,707	15,122	13,625	4%	15%
Accumulated other comprehensive (loss) income	(389)	73	68	NM	NM
Treasury stock	(5,344)	(5,002)	(3,448)	7%	55%

Total Bancorp shareholders’ equity	16,184	16,365	16,430	(1%)	(2%)
Noncontrolling interests	20	20	27	—	(26%)

Total Equity	16,204	16,385	16,457	(1%)	(2%)

Total Liabilities and Equity	$141,500	$142,193	$140,200	—	1%

(a) Amortized cost	$32,230	$31,577	$31,258	2%	3%
(b) Market values	23	24	26	(4%)	(12%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	684,942	693,805	750,145	(1%)	(9%)
Treasury	238,951	230,088	173,748	4%	38%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March	December	September	June	March
	2018	2017	2017	2017	2017
Assets
Cash and due from banks	$2,038	$2,514	$2,205	$2,203	$2,205
Other short-term investments	1,747	2,753	3,298	2,163	1,644
Available-for-sale debt and other securities(a)	31,819	31,751	31,391	31,733	31,441
Held-to-maturity securities(b)	23	24	25	26	26
Trading securities	571	492	511	490	328
Equity securities	418	439	428	442	451
Loans and leases held for sale	717	492	711	766	616
Portfolio loans and leases:
Commercial and industrial loans	41,635	41,170	41,011	40,914	41,074
Commercial mortgage loans	6,509	6,604	6,863	6,868	6,924
Commercial construction loans	4,766	4,553	4,652	4,366	4,283
Commercial leases	3,919	4,068	4,043	4,157	4,092
Residential mortgage loans	15,563	15,591	15,588	15,460	15,336
Home equity	6,757	7,014	7,143	7,301	7,469
Automobile loans	9,018	9,112	9,236	9,318	9,572
Credit card	2,188	2,299	2,168	2,117	2,070
Other consumer loans	1,615	1,559	1,179	945	808

Portfolio loans and leases	91,970	91,970	91,883	91,446	91,628
Allowance for loan and lease losses	(1,138)	(1,196)	(1,205)	(1,226)	(1,238)

Portfolio loans and leases, net	90,832	90,774	90,678	90,220	90,390
Bank premises and equipment	1,966	2,003	2,018	2,041	2,052
Operating lease equipment	625	646	663	719	702
Goodwill	2,462	2,445	2,423	2,423	2,419
Intangible assets	30	27	18	18	11
Servicing rights	926	858	848	849	776
Other assets	7,326	6,975	7,047	6,974	7,139

Total Assets	$141,500	$142,193	$142,264	$141,067	$140,200

Liabilities
Deposits:
Demand	$34,066	$35,276	$35,246	$34,965	$35,362
Interest checking	29,627	27,703	26,091	25,436	27,230
Savings	13,751	13,425	13,693	14,068	14,360
Money market	21,540	20,097	19,646	20,191	20,585
Foreign office	374	484	609	395	521
Other time	3,945	3,775	3,756	3,692	3,750
Certificates $100,000 and over	2,042	2,402	2,411	2,633	2,348
Other	116	—	—	500	—

Total deposits	105,461	103,162	101,452	101,880	104,156
Federal funds purchased	178	174	118	117	155
Other short-term borrowings	1,335	4,012	5,688	5,389	2,015
Accrued taxes, interest and expenses	1,104	1,412	2,071	1,617	1,655
Other liabilities	2,418	2,144	2,516	2,162	2,104
Long-term debt	14,800	14,904	14,039	13,456	13,658

Total Liabilities	125,296	125,808	125,884	124,621	123,743

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,828	2,790	2,682	2,751	2,803
Retained earnings	15,707	15,122	14,748	13,862	13,625
Accumulated other comprehensive (loss) income	(389)	73	185	163	68
Treasury stock	(5,344)	(5,002)	(4,637)	(3,739)	(3,448)

Total Bancorp shareholders’ equity	16,184	16,365	16,360	16,419	16,430
Noncontrolling interests	20	20	20	27	27

Total Equity	16,204	16,385	16,380	16,446	16,457

Total Liabilities and Equity	$141,500	$142,193	$142,264	$141,067	$140,200

(a) Amortized cost	$32,230	$31,577	$31,026	$31,402	$31,258
(b) Market values	23	24	25	26	26
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	684,942	693,805	705,474	738,873	750,145
Treasury	238,951	230,088	218,419	185,020	173,748

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March	March
	2018	2017
Total Equity, Beginning	$16,385	$16,232
Net income attributable to Bancorp	704	305
Other comprehensive income, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(453)	16
Qualifying cash flow hedges	(8)	(8)
Change in accumulated other comprehensive income related to employee benefit plans	1	1

Comprehensive income	$244	$314

Cash dividends declared:
Common stock	(110)	(106)
Preferred stock	(15)	(15)
Impact of stock transactions under stock compensation plans, net	14	32
Shares acquired for treasury	(318)	—
Impact of cumulative effect of change in accounting principles	4	—

Total Equity, Ending	$16,204	$16,457

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March	December	March
	2018	2017	2017	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,799	$41,455	$41,892	1%	—
Commercial mortgage loans	6,588	6,757	6,946	(3%)	(5%)
Commercial construction loans	4,671	4,660	3,987	—	17%
Commercial leases	3,960	4,018	3,904	(1%)	1%
Residential mortgage loans	16,086	16,178	15,800	(1%)	2%
Home equity	6,889	7,066	7,581	(3%)	(9%)
Automobile loans	9,064	9,175	9,786	(1%)	(7%)
Credit card	2,224	2,202	2,141	1%	4%
Other consumer loans	1,588	1,354	754	17%	111%
Taxable securities	33,133	32,222	31,815	3%	4%
Tax exempt securities	73	75	55	(3%)	33%
Other short-term investments	1,471	1,459	1,307	1%	13%

Total interest-earning assets	127,546	126,621	125,968	1%	1%
Cash and due from banks	2,175	2,288	2,205	(5%)	(1%)
Other assets	13,039	13,351	13,220	(2%)	(1%)
Allowance for loan and lease losses	(1,195)	(1,205)	(1,253)	(1%)	(5%)

Total Assets	$141,565	$141,055	$140,140	—	1%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$28,403	$26,992	$26,760	5%	6%
Savings deposits	13,546	13,593	14,117	—	(4%)
Money market deposits	20,750	20,023	20,603	4%	1%
Foreign office deposits	494	323	454	53%	9%
Other time deposits	3,856	3,792	3,827	2%	1%

Total interest-bearing core deposits	67,049	64,723	65,761	4%	2%
Certificates $100,000 and over	2,284	2,429	2,579	(6%)	(11%)
Other deposits	379	119	162	218%	134%
Federal funds purchased	692	602	639	15%	8%
Other short-term borrowings	2,423	2,316	1,893	5%	28%
Long-term debt	14,780	14,631	13,856	1%	7%

Total interest-bearing liabilities	87,607	84,820	84,890	3%	3%
Demand deposits	33,825	35,519	35,084	(5%)	(4%)
Other liabilities	3,800	4,203	3,710	(10%)	2%

Total Liabilities	125,232	124,542	123,684	1%	1%
Total Equity	16,333	16,513	16,456	(1%)	(1%)

Total Liabilities and Equity	$141,565	$141,055	$140,140	—	1%

	For the Three Months Ended			bps Change
	March	December	March
	2018	2017	2017	Seq	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.96%	3.75%	3.47%	21	49
Commercial mortgage loans(a)	4.20%	3.92%	3.54%	28	66
Commercial construction loans(a)	4.59%	4.28%	3.77%	31	82
Commercial leases(a)	2.78%	0.06%	2.70%	272	8
Residential mortgage loans	3.60%	3.52%	3.57%	8	3
Home equity	4.62%	4.38%	3.98%	24	64
Automobile loans	3.12%	3.06%	2.81%	6	31
Credit card	12.36%	11.83%	12.92%	53	(56)
Other consumer loans	6.58%	6.64%	6.49%	(6)	9

Total loans and leases	4.11%	3.80%	3.69%	31	42
Taxable securities	3.21%	3.15%	3.11%	6	10
Tax exempt securities(a)	1.40%	5.62%	5.79%	(422)	(439)
Other short-term investments	1.37%	1.24%	0.73%	13	64

Total interest-earning assets	3.85%	3.61%	3.51%	24	34

Interest-bearing liabilities:
Interest checking deposits	0.63%	0.51%	0.31%	12	32
Savings deposits	0.07%	0.06%	0.05%	1	2
Money market deposits	0.53%	0.42%	0.32%	11	21
Foreign office deposits	0.13%	0.30%	0.13%	(17)	—
Other time deposits	1.25%	1.23%	1.23%	2	2

Total interest-bearing core deposits	0.52%	0.43%	0.31%	9	21
Certificates $100,000 and over	1.49%	1.45%	1.35%	4	14
Other deposits	1.44%	1.17%	0.64%	27	80
Federal funds purchased	1.43%	1.21%	0.70%	22	73
Other short-term borrowings	1.34%	1.10%	0.55%	24	79
Long-term debt	2.86%	2.72%	2.65%	14	21

Total interest-bearing liabilities	0.97%	0.88%	0.73%	9	24

Ratios:
Taxable equivalent net interest margin(b)	3.18%	3.02%	3.02%	16	16
Taxable equivalent net interest rate spread(b)	2.88%	2.73%	2.78%	15	10
Interest-bearing liabilities to interest-earning assets	68.69%	66.99%	67.39%	170	130

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 28.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Assets
Interest-earning assets:
Commercial and industrial loans	$41,799	$41,455	$41,314	$41,656	$41,892
Commercial mortgage loans	6,588	6,757	6,814	6,861	6,946
Commercial construction loans	4,671	4,660	4,533	4,306	3,987
Commercial leases	3,960	4,018	4,079	4,039	3,904
Residential mortgage loans	16,086	16,178	16,206	16,024	15,800
Home equity	6,889	7,066	7,207	7,385	7,581
Automobile loans	9,064	9,175	9,267	9,410	9,786
Credit card	2,224	2,202	2,140	2,080	2,141
Other consumer loans	1,588	1,354	1,057	892	754
Taxable securities	33,133	32,222	32,289	32,092	31,815
Tax exempt securities	73	75	65	68	55
Other short-term investments	1,471	1,459	1,472	1,321	1,307

Total interest-earning assets	127,546	126,621	126,443	126,134	125,968
Cash and due from banks	2,175	2,288	2,227	2,175	2,205
Other assets	13,039	13,351	13,532	13,272	13,220
Allowance for loan and lease losses	(1,195)	(1,205)	(1,210)	(1,237)	(1,253)

Total Assets	$141,565	$141,055	$140,992	$140,344	$140,140

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$28,403	$26,992	$25,765	$26,014	$26,760
Savings deposits	13,546	13,593	13,889	14,238	14,117
Money market deposits	20,750	20,023	20,028	20,278	20,603
Foreign office deposits	494	323	395	380	454
Other time deposits	3,856	3,792	3,722	3,745	3,827

Total interest-bearing core deposits	67,049	64,723	63,799	64,655	65,761
Certificates $100,000 and over	2,284	2,429	2,625	2,623	2,579
Other deposits	379	119	560	264	162
Federal funds purchased	692	602	675	311	639
Other short-term borrowings	2,423	2,316	4,212	4,194	1,893
Long-term debt	14,780	14,631	13,457	13,273	13,856

Total interest-bearing liabilities	87,607	84,820	85,328	85,320	84,890
Demand deposits	33,825	35,519	34,850	34,915	35,084
Other liabilities	3,800	4,203	3,973	3,467	3,710

Total Liabilities	125,232	124,542	124,151	123,702	123,684
Total Equity	16,333	16,513	16,841	16,642	16,456

Total Liabilities and Equity	$141,565	$141,055	$140,992	$140,344	$140,140

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.96%	3.75%	3.75%	3.60%	3.47%
Commercial mortgage loans(a)	4.20%	3.92%	3.85%	3.65%	3.54%
Commercial construction loans(a)	4.59%	4.28%	4.23%	4.01%	3.77%
Commercial leases(a)	2.78%	0.06%	2.70%	2.73%	2.70%
Residential mortgage loans	3.60%	3.52%	3.48%	3.54%	3.57%
Home equity	4.62%	4.38%	4.39%	4.20%	3.98%
Automobile loans	3.12%	3.06%	2.96%	2.87%	2.81%
Credit card	12.36%	11.83%	11.63%	10.95%	12.92%
Other consumer loans	6.58%	6.64%	6.89%	6.63%	6.49%

Total loans and leases	4.11%	3.80%	3.88%	3.74%	3.69%
Taxable securities	3.21%	3.15%	3.06%	3.05%	3.11%
Tax exempt securities(a)	1.40%	5.62%	5.33%	5.10%	5.79%
Other short-term investments	1.37%	1.24%	1.16%	0.99%	0.73%

Total interest-earning assets	3.85%	3.61%	3.64%	3.54%	3.51%

Interest-bearing liabilities:
Interest checking deposits	0.63%	0.51%	0.44%	0.38%	0.31%
Savings deposits	0.07%	0.06%	0.06%	0.06%	0.05%
Money market deposits	0.53%	0.42%	0.39%	0.34%	0.32%
Foreign office deposits	0.13%	0.30%	0.21%	0.18%	0.13%
Other time deposits	1.25%	1.23%	1.23%	1.23%	1.23%

Total interest-bearing core deposits	0.52%	0.43%	0.39%	0.34%	0.31%
Certificates $100,000 and over	1.49%	1.45%	1.38%	1.36%	1.35%
Other deposits	1.44%	1.17%	1.16%	0.98%	0.64%
Federal funds purchased	1.43%	1.21%	1.16%	0.94%	0.70%
Other short-term borrowings	1.34%	1.10%	1.09%	0.93%	0.55%
Long-term debt	2.86%	2.72%	2.82%	2.76%	2.65%

Total interest-bearing liabilities	0.97%	0.88%	0.85%	0.79%	0.73%

Ratios:
Taxable equivalent net interest margin(b)	3.18%	3.02%	3.07%	3.01%	3.02%
Taxable equivalent net interest rate spread(b)	2.88%	2.73%	2.79%	2.75%	2.78%
Interest-bearing liabilities to interest-earning assets	68.69%	66.99%	67.48%	67.64%	67.39%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 28.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,782	$41,438	$41,302	$41,601	$41,854
Commercial mortgage loans	6,582	6,751	6,807	6,845	6,941
Commercial construction loans	4,671	4,660	4,533	4,306	3,987
Commercial leases	3,960	4,016	4,072	4,036	3,901

Total commercial loans and leases	56,995	56,865	56,714	56,788	56,683
Consumer loans:
Residential mortgage loans	15,575	15,590	15,523	15,417	15,200
Home equity	6,889	7,066	7,207	7,385	7,581
Automobile loans	9,064	9,175	9,267	9,410	9,786
Credit card	2,224	2,202	2,140	2,080	2,141
Other consumer loans	1,587	1,352	1,055	892	755

Total consumer loans	35,339	35,385	35,192	35,184	35,463

Total average portfolio loans and leases	$92,334	$92,250	$91,906	$91,972	$92,146

Average loans held for sale	$535	$615	$711	$681	$645

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,635	$41,170	$41,011	$40,914	$41,074
Commercial mortgage loans	6,509	6,604	6,863	6,868	6,924
Commercial construction loans	4,766	4,553	4,652	4,366	4,283
Commercial leases	3,919	4,068	4,043	4,157	4,092

Total commercial loans and leases	56,829	56,395	56,569	56,305	56,373
Consumer loans:
Residential mortgage loans	15,563	15,591	15,588	15,460	15,336
Home equity	6,757	7,014	7,143	7,301	7,469
Automobile loans	9,018	9,112	9,236	9,318	9,572
Credit card	2,188	2,299	2,168	2,117	2,070
Other consumer loans	1,615	1,559	1,179	945	808

Total consumer loans	35,141	35,575	35,314	35,141	35,255

Total portfolio loans and leases	$91,970	$91,970	$91,883	$91,446	$91,628

Total loans and leases held for sale	$717	$492	$711	$766	$616

Operating lease equipment	$625	$646	$663	$719	$702

Loans and leases serviced for others:(a)
Commercial and industrial loans	$401	$415	$449	$495	$515
Commercial mortgage loans	238	240	228	242	223
Commercial construction loans	87	76	72	62	54
Commercial leases	243	254	257	261	270
Residential mortgage loans	60,973	60,021	60,783	61,803	55,413
Other consumer loans	50	—	—	—	—

Total loans and leases serviced for others	61,992	61,006	61,789	62,863	56,475

Total loans and leases serviced	$155,304	$154,114	$155,046	$155,794	$149,421

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	March 2018(a)	December 2017	September 2017	June 2017	March 2017
Regulatory capital:
Common stock and related surplus (net of treasury stock)	($465)	($160)	$96	$1,063	$1,407
Retained earnings	15,707	15,122	14,748	13,862	13,625
Common equity tier I capital adjustments and deductions	(2,470)	(2,445)	(2,401)	(2,403)	(2,396)

CET1 capital	12,772	12,517	12,443	12,522	12,636
Additional tier I capital	1,331	1,331	1,330	1,331	1,331

Tier I capital	14,103	13,848	13,773	13,853	13,967
Tier II capital	3,944	4,039	4,043	4,074	4,172

Total regulatory capital	$18,047	$17,887	$17,816	$17,927	$18,139

Risk-weighted assets(b)	$118,001	$117,997	$117,527	$117,761	$117,407

Ratios:
Average shareholders’ equity to average assets	11.52%	11.69%	11.93%	11.84%	11.72%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	10.82%	10.61%	10.59%	10.63%	10.76%
Tier I risk-based capital(b)	11.95%	11.74%	11.72%	11.76%	11.90%
Total risk-based capital(b)	15.29%	15.16%	15.16%	15.22%	15.45%
Tier I leverage	10.11%	10.01%	9.97%	10.07%	10.15%

Fifth Third Bank
Tier I risk-based capital(b)	12.39%	12.06%	12.30%	12.24%	12.17%
Total risk-based capital(b)	14.15%	13.88%	14.14%	14.08%	14.03%
Tier I leverage	10.52%	10.32%	10.50%	10.50%	10.41%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Average portfolio loans and leases:
Commercial and industrial loans	$41,782	$41,438	$41,302	$41,601	$41,854
Commercial mortgage loans	6,582	6,751	6,807	6,845	6,941
Commercial construction loans	4,671	4,660	4,533	4,306	3,987
Commercial leases	3,960	4,016	4,072	4,036	3,901
Residential mortgage loans	15,575	15,590	15,523	15,417	15,200
Home equity	6,889	7,066	7,207	7,385	7,581
Automobile loans	9,064	9,175	9,267	9,410	9,786
Credit card	2,224	2,202	2,140	2,080	2,141
Other consumer loans and leases	1,587	1,352	1,055	892	755

Total average portfolio loans and leases	$92,334	$92,250	$91,906	$91,972	$92,146

Losses charged-off:
Commercial and industrial loans	($33)	($34)	($30)	($34)	($39)
Commercial mortgage loans	(2)	(1)	(3)	(6)	(6)
Commercial leases	—	(1)	—	(1)	(1)
Residential mortgage loans	(4)	(3)	(2)	(4)	(6)
Home equity	(7)	(8)	(6)	(9)	(9)
Automobile loans	(17)	(15)	(13)	(12)	(17)
Credit card	(28)	(23)	(23)	(24)	(24)
Other consumer loans and leases	(12)	(9)	(8)	(5)	(5)

Total losses charged-off	($103)	($94)	($85)	($95)	($107)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$5	$2	$3	$16	$3
Commercial mortgage loans	1	2	—	1	1
Commercial leases	—	—	—	—	—
Residential mortgage loans	1	2	3	2	1
Home equity	2	4	3	4	3
Automobile loans	6	5	5	6	6
Credit card	3	3	3	2	2
Other consumer loans and leases	4	—	—	—	2

Total recoveries of losses previously charged-off	$22	$18	$17	$31	$18

Net losses charged-off:
Commercial and industrial loans	($28)	($32)	($27)	($18)	($36)
Commercial mortgage loans	(1)	1	(3)	(5)	(5)
Commercial leases	—	(1)	—	(1)	(1)
Residential mortgage loans	(3)	(1)	1	(2)	(5)
Home equity	(5)	(4)	(3)	(5)	(6)
Automobile loans	(11)	(10)	(8)	(6)	(11)
Credit card	(25)	(20)	(20)	(22)	(22)
Other consumer loans and leases	(8)	(9)	(8)	(5)	(3)

Total net losses charged-off	($81)	($76)	($68)	($64)	($89)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.27%	0.31%	0.26%	0.17%	0.34%
Commercial mortgage loans	0.06%	(0.09%)	0.16%	0.33%	0.29%
Commercial leases	0.00%	0.08%	0.01%	0.06%	0.08%
Residential mortgage loans	0.06%	0.03%	(0.02%)	0.04%	0.13%
Home equity	0.26%	0.25%	0.18%	0.27%	0.33%
Automobile loans	0.50%	0.45%	0.35%	0.27%	0.48%
Credit card	4.65%	3.74%	3.75%	4.22%	4.03%
Other consumer loans and leases	2.16%	2.38%	2.80%	2.31%	2.89%

Total net losses charged-off as a percent of average portfolio loans and leases	0.36%	0.33%	0.29%	0.28%	0.40%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March 2018	December 2017	September 2017	June 2017	March 2017
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,196	$1,205	$1,226	$1,238	$1,253
Total net losses charged-off	(81)	(76)	(68)	(64)	(89)
Provision for loan and lease losses	23	67	67	52	74
Deconsolidation of a variable interest entity	—	—	(20)	—	—

Allowance for loan and lease losses, ending	$1,138	$1,196	$1,205	$1,226	$1,238

Reserve for unfunded commitments, beginning	$161	$157	$162	$159	$161
Provision for unfunded commitments	(10)	4	(5)	3	(2)

Reserve for unfunded commitments, ending	$151	$161	$157	$162	$159

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,138	$1,196	$1,205	$1,226	$1,238
Reserve for unfunded commitments	151	161	157	162	159

Total allowance for credit losses	$1,289	$1,357	$1,362	$1,388	$1,397

	As of
	March 2018	December 2017	September 2017	June 2017	March 2017
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$155	$144	$144	$225	$251
Commercial mortgage loans	9	12	14	15	21
Commercial leases	4	—	1	1	—
Residential mortgage loans	16	17	19	19	21
Home equity	55	56	56	52	53
Other consumer loans and leases	1	—	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	240	229	234	312	346
Nonaccrual restructured portfolio commercial loans and leases	154	150	214	244	251
Nonaccrual restructured portfolio consumer loans and leases	58	58	58	58	60

Total nonaccrual portfolio loans and leases	452	437	506	614	657
Repossessed property	9	9	10	11	14
OREO	43	43	39	37	50

Total nonperforming portfolio assets	504	489	555	662	721
Nonaccrual loans held for sale	5	5	18	7	7
Nonaccrual restructured loans held for sale	19	1	2	1	2

Total nonperforming assets	$528	$495	$575	$670	$730

Restructured portfolio consumer loans and leases (accrual)	$916	$927	$929	$933	$950
Restructured portfolio commercial loans and leases (accrual)	$249	$249	$232	$224	$277

Loans 90 days past due (accrual):
Commercial and industrial loans	$7	$3	$3	$3	$3
Commercial mortgage loans	1	—	—	—	—

Total commercial loans	8	3	3	3	3

Residential mortgage loans	62	57	43	45	45
Automobile loans	9	10	10	7	6
Credit card	28	27	21	20	21

Total consumer loans	99	94	74	72	72

Total loans 90 days past due (accrual)(b)	$107	$97	$77	$75	$75

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.36%	0.33%	0.29%	0.28%	0.40%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.24%	1.30%	1.31%	1.34%	1.35%
As a percent of nonperforming portfolio loans and leases(a)	252%	274%	238%	200%	188%
As a percent of nonperforming portfolio assets(a)	226%	245%	217%	185%	172%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.49%	0.48%	0.55%	0.67%	0.72%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.55%	0.53%	0.60%	0.72%	0.79%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.57%	0.53%	0.62%	0.73%	0.79%
Allowance for credit losses as a percent of nonperforming assets	256%	278%	245%	210%	194%

(a)	Excludes nonaccrual loans held for sale.
(b)	Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “taxable equivalent net interest income,” “adjusted taxable equivalent net interest income,” “taxable equivalent net interest margin,” “adjusted taxable equivalent net interest margin,” “adjusted yield on interest-earning assets,” “efficiency ratio,” “taxable equivalent net interest rate spread,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity ratio,” “tangible common equity ratio (excluding unrealized gains/ losses)” “tangible common equity ratio (including unrealized gains/ losses)” “tangible equity,” “tangible book value per share,” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income. Adjusted taxable equivalent net interest income and adjusted taxable equivalent net interest margin are provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted net interest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 29 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		March 2018	December 2017	September 2017	June 2017	March 2017
Net interest income (U.S. GAAP)		$996	$956	$970	$939	$933
Add:	Taxable equivalent adjustment	3	7	7	6	6

Taxable equivalent net interest income (a)		999	963	977	945	939

Net interest income (U.S. GAAP) (annualized) (b)		4,039	3,793	3,848	3,766	3,784
Taxable equivalent net interest income (annualized) (c)		4,052	3,821	3,876	3,790	3,808

Taxable equivalent net interest income		999	963	977	945	939
Add:	Leveraged lease remeasurement	—	27	—	—	—
Add (subtract): Bankcard refunds		—	—	—	—	(12)

Adjusted taxable equivalent net interest income (d)		999	990	977	945	927
Adjusted taxable equivalent net interest income (annualized) (e)		4,052	3,928	3,876	3,790	3,760

Interest income (U.S. GAAP)		1,206	1,144	1,152	1,106	1,086
Add:	Taxable equivalent adjustment	3	7	7	6	6

Taxable equivalent interest income		1,209	1,151	1,159	1,112	1,092
Taxable equivalent interest income (annualized) (f)		4,903	4,566	4,598	4,460	4,429

Taxable equivalent interest income		1,209	1,151	1,159	1,112	1,092
Add:	Leveraged lease remeasurement	—	27	—	—	—

Adjusted taxable equivalent interest income (g)		1,209	1,178	1,159	1,112	1,092
Adjusted taxable equivalent interest income (annualized) (h)		4,903	4,674	4,598	4,460	4,429
Interest expense (annualized) (i)		852	746	722	670	621
Noninterest income (j)		909	577	1,561	564	523
Noninterest expense (k)		1,046	1,073	975	957	986
Average interest-earning assets (l)		127,546	126,621	126,443	126,134	125,968
Average interest-bearing liabilities (m)		87,607	84,820	85,328	85,320	84,890

Net interest margin (U.S. GAAP) (b) / (l)		3.17%	3.00%	3.04%	2.99%	3.00%
Taxable equivalent net interest margin (c) / (l)		3.18%	3.02%	3.07%	3.01%	3.02%
Adjusted taxable equivalent net interest margin (e) / (l)		3.18%	3.10%	3.07%	3.01%	2.98%
Adjusted taxable equivalent yield on interest-earnings assets (h) / (l)		3.85%	3.69%	3.64%	3.54%	3.51%
Taxable equivalent efficiency ratio (k) / (a) + (j)		54.8%	69.7%	38.4%	63.4%	67.4%
Taxable equivalent net interest rate spread (f) / (l) - (i) / (m)		2.88%	2.73%	2.79%	2.75%	2.78%

Income before income taxes (U.S. GAAP)		$836	$393	$1,489	$494	$396
Add:	Taxable equivalent adjustment	3	7	7	6	6

Taxable equivalent income before income taxes		$839	$400	$1,496	$500	$402

Net income available to common shareholders (U.S. GAAP)		689	486	999	344	290
Add:	Intangible amortization, net of tax	1	—	—	—	—

Tangible net income available to common shareholders		690	486	999	344	290
Tangible net income available to common shareholders (annualized) (n)		2,798	1,928	3,963	1,380	1,176

Average Bancorp shareholders’ equity (U.S. GAAP)		16,313	16,493	16,820	16,615	16,429
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,455)	(2,437)	(2,423)	(2,424)	(2,416)
	Average intangible assets and other servicing rights	(27)	(25)	(18)	(18)	(10)

Average tangible common equity (o)		12,500	12,700	13,048	12,842	12,672

Total Bancorp shareholders’ equity (U.S. GAAP)		16,184	16,365	16,360	16,419	16,430
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,462)	(2,445)	(2,423)	(2,423)	(2,419)
	Intangible assets and other servicing rights	(30)	(27)	(18)	(18)	(11)

Tangible common equity, including unrealized gains / losses (p)		12,361	12,562	12,588	12,647	12,669
Less:	Accumulated other comprehensive income	389	(73)	(185)	(163)	(68)

Tangible common equity, excluding unrealized gains / losses (q)		12,750	12,489	12,403	12,484	12,601
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (r)		14,081	13,820	13,734	13,815	13,932

Total assets (U.S. GAAP)		141,500	142,193	142,264	141,067	140,200
Less:	Goodwill	(2,462)	(2,445)	(2,423)	(2,423)	(2,419)
	Intangible assets and other servicing rights	(30)	(27)	(18)	(18)	(11)

Tangible assets, including unrealized gains / losses (s)		139,008	139,721	139,823	138,626	137,770
Less:	Accumulated other comprehensive income / loss, before tax	492	(92)	(285)	(251)	(105)

Tangible assets, excluding unrealized gains / losses (t)		$139,500	$139,629	$139,538	$138,375	$137,665

Common shares outstanding (u)		685	694	705	739	750

Ratios:
Return on average tangible common equity (n) / (o)		22.4%	15.2%	30.4%	10.7%	9.3%
Tangible equity (r) / (t)		10.09%	9.90%	9.84%	9.98%	10.12%
Tangible common equity (excluding unrealized gains/losses) (q) / (t)		9.14%	8.94%	8.89%	9.02%	9.15%
Tangible common equity (including unrealized gains/losses) (p) / (s)		8.89%	8.99%	9.00%	9.12%	9.20%
Tangible book value per share (p) / (u)		$18.05	$18.10	$17.86	$17.11	$16.89

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$422	$466	$59	$43	$9	$999
(Provision for) benefit from loan and lease losses	20	(44)	(12)	(16)	29	(23)

Net interest income after provision for loan and lease losses	442	422	47	27	38	976
Total noninterest income	219	184	46	116	344	909
Total noninterest expense	(384)	(437)	(106)	(131)	12	(1,046)

Income (loss) before income taxes	277	169	(13)	12	394	839
Applicable income tax (expense) benefit(a)	(18)	(35)	3	(3)	(82)	(135)

Net income (loss)	259	134	(10)	9	312	704

For the three months ended December 31, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$397	$464	$61	$40	$1	$963
Provision for from loan and lease losses	(13)	(37)	(10)	(4)	(3)	(67)

Net interest income after provision for loan and lease losses	384	427	51	36	(2)	896
Total noninterest income	192	194	54	107	30	577
Total noninterest expense	(410)	(432)	(101)	(124)	(6)	(1,073)

Income before income taxes	166	189	4	19	22	400
Applicable income tax benefit (expense) (a)	(23)	(66)	(2)	(7)	207	109

Net income	143	123	2	12	229	509

For the three months ended September 30, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$429	$453	$59	$38	($2)	$977
(Provision for) benefit from loan and lease losses	3	(35)	(8)	1	(28)	(67)

Net interest income after provision for loan and lease losses	432	418	51	39	(30)	910
Total noninterest income	216	191	68	101	985	1,561
Total noninterest expense	(341)	(419)	(101)	(111)	(3)	(975)

Income before income taxes	307	190	18	29	952	1,496
Applicable income tax expense(a)	(63)	(66)	(6)	(10)	(337)	(482)

Net income	244	124	12	19	615	1,014

For the three months ended June 30, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$421	$437	$59	$37	($9)	$945
(Provision for) benefit from loan and lease losses	(22)	(39)	(7)	1	15	(52)

Net interest income after provision for loan and lease losses	399	398	52	38	6	893
Total noninterest income	228	189	62	101	(16)	564
Total noninterest expense	(330)	(416)	(109)	(113)	11	(957)

Income before income taxes	297	171	5	26	1	500
Applicable income tax expense(a)	(60)	(60)	(2)	(9)	(2)	(133)

Net income (loss)	237	111	3	17	(1)	367

For the three months ended March 31, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$431	$430	$61	$38	($21)	$939
Provision for loan and lease losses	(6)	(42)	(15)	(4)	(7)	(74)

Net interest income after provision for loan and lease losses	425	388	46	34	(28)	865
Total noninterest income	202	184	55	106	(24)	523
Total noninterest expense	(360)	(413)	(106)	(117)	10	(986)

Income (loss) before income taxes	267	159	(5)	23	(42)	402
Applicable income tax (expense) benefit (a)	(50)	(56)	2	(8)	15	(97)

Net income (loss)	217	103	(3)	15	(27)	305

(a)	Includes taxable equivalent adjustments of $3 million, $7 million, $7 million, $6 million, and $6 million for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Prior period balances have been adjusted to reflect changes in internal expense allocation methodologies.